Exhibit 99.1

Contact: Joel S. Marcus
Chief Executive Officer
Alexandria Real Estate Equities, Inc.
(626) 578-9693

Alexandria Real Estate Equities, Inc. Reports Fourth Quarter
And
Year Ended December 31, 2003 Results

- Company Reports Funds from Operations of $1.08 Per Share (Diluted) Up 11%, and
Net Income Available to Common Stockholders of 57 Cents Per Share (Diluted) Up 50%
for Fourth Quarter 2003 Over Fourth Quarter 2002 -

Highlights

Fourth Quarter 2003:

  Fourth Quarter 2003 Funds from Operations (FFO) of $1.08 Per Share (Diluted)
  Fourth Quarter 2003 Total Revenues Up 6%, FFO Up 14% and FFO Per Share (Diluted) Up 11% Over Fourth Quarter 2002
  Fourth Quarter 2003 Net Income Available to Common Stockholders of 57 Cents Per Share (Diluted), Up 50% Over Fourth Quarter 2002
  Signed 26 Leases for 366,000 Square Feet of Space
  Completed Acquisitions of Three Office/Laboratory Properties Aggregating 216,000 Square Feet
  Closed Sale of One Property Aggregating 171,000 Square Feet

Year Ended December 31, 2003:

  2003 FFO of $4.23 Per Share (Diluted)
  2003 Total Revenues Up 13%, FFO Up 20% and FFO Per Share (Diluted) Up 11% Over 2002
  2003 Net Income Available to Common Stockholders of $2.64 (Diluted)
  Signed 66 Leases for 785,000 Square Feet of Space

PASADENA, CA. - February 12, 2004 - Alexandria Real Estate Equities, Inc. (NYSE: ARE) today announced operating and financial results for the fourth quarter and year ended December 31, 2003.

For the fourth quarter of 2003, Alexandria reported FFO of $21,030,000, or $1.08 per share (diluted), on total revenues of $40,979,000, compared to FFO of $18,470,000, or 97 cents per share (diluted), on total revenues of $38,684,000 for the fourth quarter of 2002. Comparing the fourth quarter of 2003 to the fourth quarter of 2002, total revenues increased 6%, FFO increased 14% and FFO per share (diluted) increased 11%. Net income available to common stockholders for the fourth quarter of 2003 was $11,127,000, or 57 cents per share (diluted), compared to net income available to common stockholders of $7,229,000, or 38 cents per share (diluted), for the fourth quarter of 2002.

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ALEXANDRIA REAL ESTATE EQUITIES, INC. REPORTS FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2003 RESULTS

For the year ended December 31, 2003, Alexandria reported FFO of $81,360,000, or $4.23 per share (diluted), on total revenues of $160,558,000, compared to FFO of $68,069,000, or $3.81 per share (diluted), on total revenues of $142,271,000 for the year ended December 31, 2002. Comparing 2003 to 2002, total revenues increased 13%, FFO increased 20% and FFO per share (diluted) increased 11%. Net income available to common stockholders for the year ended December 31, 2003 was $50,745,000, or $2.64 per share (diluted), as compared to $31,453,000, or $1.76 per share (diluted), for the year ended December 31, 2002.

FFO is a non-GAAP measure widely used by publicly-traded real estate investment trusts. Alexandria computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts ("NAREIT"). In 2003, NAREIT issued guidance which modifies the calculation of FFO for both past and future periods. In accordance with NAREIT's revised guidance, the Company now includes losses from early extinguishment of debt [$1,002,000, or $0.06 per share (diluted) for 2002] and real estate impairment charges [$1,150,000, $0.06 per share (diluted) for 2002] in its calculation of FFO. As such, the reported amounts of FFO and FFO per share for the fourth quarter of 2002 and for the year ended December 31, 2002 have been modified from those previously reported. A reconciliation of FFO to GAAP net income showing the effects of the modifications based on recent guidance from NAREIT, is included in the financial information accompanying this press release.

The Company announced that it had signed a total of 26 leases during the fourth quarter for approximately 366,000 square feet of space at 19 different properties (excluding 17 month-to-month leases for approximately 65,000 square feet which were effective during the quarter). Of this total, approximately 131,000 square feet were for redeveloped, developed or previously vacant space at 12 properties, approximately 64,000 square feet of which were delivered from the Company's redevelopment or development programs, with the remaining approximately 67,000 square feet for previously vacant space. The remaining approximately 235,000 square feet were for new or renewal leases related to previously leased space. Rental rates for new or renewal leases were on average approximately 7% higher than expiring leases. For the year ended December 31, 2003, the Company signed a total of 66 leases for approximately 785,000 square feet of space at 32 different properties (excluding month-to-month leases). Of this total, approximately 265,000 square feet were for redeveloped, developed or previously vacant space at 21 properties, of which approximately 157,000 square feet were delivered from the Company's redevelopment or development programs. The remaining 520,000 square feet were for new or renewal space with rental rates on average approximately 6% higher than expiring leases.

The Company announced that it acquired an office/laboratory property aggregating approximately 67,000 square feet in the San Francisco Bay market for approximately $11.8 million in cash during November 2003. It also acquired an office/laboratory property in the San Francisco Bay market containing approximately 92,000 square feet of space for approximately $20 million in cash during December 2003. In December 2003, the Company acquired an office/laboratory property containing approximately 57,000 square feet in the San Diego market for approximately $13 million in cash. The properties are each fully leased to a single life science tenant.

The Company announced the closing of the sale in December 2003 of a non-core property containing approximately 171,000 square feet in Suburban Washington D.C. for approximately $9 million and recorded a loss of approximately $36,000 in connection with this transaction.

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ALEXANDRIA REAL ESTATE EQUITIES, INC. REPORTS FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2003 RESULTS

Based on the Company's current view of existing market conditions and certain contemporaneous assumptions, the Company has updated its prior earnings guidance:

	2004	2005
Fully diluted net income per common share *	$2.54-$2.57	$2.88-$2.91
Fully diluted FFO per common share	$4.48-$4.51	$4.73-$4.76
* excludes gains or losses on sales of real estate

In providing this guidance, the Company stated that its Series A preferred stock may be redeemed on or after June 14, 2004. The write-off of offering costs in connection with any assumed redemption of this preferred stock, if at all, has not been considered or reflected in the guidance set forth above.

Alexandria Real Estate Equities, Inc. is a publicly traded real estate operating company principally focused on the ownership, operation, management, acquisition, expansion and selective redevelopment and development of properties containing office/laboratory space. Such properties are designed and improved for lease primarily to pharmaceutical, biotechnology, life science product and service companies, not-for-profit scientific research institutions, universities and related government agencies. Alexandria's portfolio currently consists of 89 properties comprising approximately 5.7 million square feet of office/laboratory space.

This press release contains forward-looking statements within the meaning of the federal securities laws. The Company's actual results may differ materially from those projected in the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained in the Company's Form 10-K Annual Report and other periodic reports filed with the Securities and Exchange Commission.

(Tables follow)

Alexandria Real Estate Equities, Inc. and Subsidiaries

Financial Information
(Unaudited)
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                      Three Months    Three Months         Year            Year
                                                          Ended           Ended           Ended           Ended
                                                      Dec. 31, 2003   Dec. 31, 2002  Dec. 31, 2003    Dec. 31, 2002
                                                      --------------  --------------  --------------  --------------
Income statement data
Total revenues                                       $       40,979  $       38,684  $      160,558  $      142,271

Expenses
  Rental operations                                           7,911           7,988          32,794          29,135
  General and administrative                                  3,550           3,452          14,211          13,436
  Interest                                                    6,501           6,382          26,416          24,984
  Depreciation and amortization                               9,844           8,526          38,633          32,898
  Impairment on investments                                      --           2,545              --           2,545
  Loss on early extinguishment of debt (4)                       --              --              --           1,002
                                                      --------------  --------------  --------------  --------------
                                                             27,806          28,893         112,054         104,000

Income from continuing operations                            13,173           9,791          48,504          38,271

Income (loss) from discontinued operations                      179            (337)         11,139           1,761
                                                      --------------  --------------  --------------  --------------
Net income                                                   13,352           9,454          59,643          40,032

Dividends on preferred stock                                  2,225           2,225           8,898           8,579
                                                      --------------  --------------  --------------  --------------
Net income available to common stockholders          $       11,127  $        7,229          50,745          31,453
                                                      ==============  ==============  ==============  ==============
Weighted average shares of
   common stock outstanding
    -Basic                                               19,101,416      18,856,036      18,993,856      17,594,228
                                                      ==============  ==============  ==============  ==============
    -Diluted                                             19,444,411      19,080,566      19,247,790      17,859,787
                                                      ==============  ==============  ==============  ==============

Basic income per common share
   Income from continuing operations                 $         0.69  $         0.52  $         2.55  $         2.18
                                                      ==============  ==============  ==============  ==============
   Income (loss) from discontinued operations        $         0.01  $        (0.02) $         0.59  $         0.10
                                                      ==============  ==============  ==============  ==============
   Net income                                        $         0.70  $         0.50  $         3.14  $         2.28
                                                      ==============  ==============  ==============  ==============
   Net income available to common stockholders       $         0.58  $         0.38  $         2.67  $         1.79
                                                      ==============  ==============  ==============  ==============
Diluted income per common share
   Income from continuing operations                 $         0.68  $         0.51  $         2.52  $         2.14
                                                      ==============  ==============  ==============  ==============
   Income (loss) from discontinued operations        $         0.01  $        (0.02) $         0.58  $         0.10
                                                      ==============  ==============  ==============  ==============
   Net income                                        $         0.69  $         0.50  $         3.10  $         2.24
                                                      ==============  ==============  ==============  ==============
   Net income available to common stockholders       $         0.57  $         0.38  $         2.64  $         1.76
                                                      ==============  ==============  ==============  ==============

Alexandria Real Estate Equities, Inc. and Subsidiaries

Financial Information
(Unaudited)
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                      Three Months    Three Months         Year            Year
                                                          Ended           Ended           Ended           Ended
                                                      Dec. 31, 2003    Dec. 31, 2002  Dec. 31, 2003   Dec. 31, 2002
                                                      --------------  --------------  --------------  --------------
Funds from operations (1)

Net income                                           $       13,352  $        9,454  $       59,643  $       40,032
Add
   Depreciation and amortization (2)                          9,867           8,696          38,901          34,071
   Impairment on investments                                     --           2,545              --           2,545
   Loss/(gain) on sales of property (3)                          36              --          (8,286)             --
Subtract
   Dividends on preferred stock                              (2,225)         (2,225)         (8,898)         (8,579)
                                                      --------------  --------------  --------------  --------------
Funds from operations (FFO)                          $       21,030  $       18,470  $       81,360  $       68,069
                                                      --------------  --------------  --------------  --------------
Add
   Loss on early extinguishment of debt (4)                     --               --              --           1,002
   Non-cash real estate impairment charge (5)                   --            1,150              --           1,150
Funds from operations, excluding loss on early
   extinguishment of debt and non-cash real estate   --------------  --------------  --------------  --------------
   impairment charge                                 $       21,030  $       19,620  $       81,360  $       70,221
                                                     ==============  ==============  ==============  ==============
FFO per common share
   -Basic                                            $         1.10  $         0.98  $         4.28  $         3.87
                                                      ==============  ==============  ==============  ==============
   -Diluted                                          $         1.08  $         0.97  $         4.23  $         3.81
                                                      ==============  ==============  ==============  ==============

Reconciliation of net income available to common
   stockholders per share (diluted) to FFO per
   common share (diluted)
Net income available to common stockholders per
   share (diluted)                                   $         0.57  $         0.38  $         2.64  $         1.76
                                                      ==============  ==============  ==============  ==============
Depreciation and amortization per common share (2)   $         0.51  $         0.46  $         2.02  $         1.91
                                                      ==============  ==============  ==============  ==============
Loss/(gain) on sales of property per common share (3)$           --  $           --  $        (0.43) $           --
                                                      ==============  ==============  ==============  ==============
Impairment on investments                            $           --  $         0.13  $           --  $         0.14
                                                      ==============  ==============  ==============  ==============
FFO per common share (diluted)                       $         1.08  $         0.97  $         4.23  $         3.81
                                                      ==============  ==============  ==============  ==============

                                                          As of           As of
                                                      Dec. 31, 2003    Dec. 31, 2002
Balance sheet data                                    --------------  --------------
  Rental properties, net                             $      982,297  $      976,422
  Total assets                                       $    1,272,577  $    1,159,243
  Total liabilities                                  $      765,442  $      673,390
  Stockholders' equity                               $      507,135  $      485,853

  GAAP basis accounting for real estate assets utilizes historical cost accounting and assumes real estate values diminish over time. In an effort to overcome the mis-correlation between real estate values and historical cost accounting for real estate assets, the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") established the measurement tool of funds from operations ("FFO"). Since its introduction, FFO has become a widely used non-GAAP financial measure by REITs. We believe that FFO is helpful to investors as an additional measure of the performance of an equity REIT. We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its April 2002 White Paper (the "White Paper") and related implementation guidance, which may differ from the methodology for calculating FFO utilized by other equity REITs, and, accordingly, may not be comparable to such other REITs. The White Paper defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. While FFO is a relevant and widely used measure of operating performance of REITs, it should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. We believe that net income is the most directly comparable GAAP financial measure to FFO.

  Includes depreciation and amortization on assets held for sale reflected as discontinued operations (for the periods prior to when such assets were designated as held for sale).

  Loss/(gain) on sales of property relates to the disposition of a property in the Suburban Washington D.C. market during the quarter ended December 31, 2003, the disposition of a property in the Eastern Massachusetts market during the quarter ended September 30, 2003 and the disposition of a property in the San Francisco Bay market during the quarter ended March 31, 2003. Loss/(gain) on sales of property is included on the income statement in income (loss) from discontinued operations.

  Pursuant to SFAS 145, "Rescission of FASB Statement No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections", in 2003 we reclassified the 2002 loss on early extinguishment of debt to continuing operations. In 2002, this loss was classified as an extraordinary item as previously required under SFAS 4, "Reporting Gains and Losses from Extinguishment of Debt". FFO for the year ended December 31, 2002 has been adjusted to include this loss. Previously, this loss was excluded from FFO.

  Pursuant to NAREIT's revised implementation guidance issued in October 2003, FFO includes non-cash real estate impairment charges recognized prior to the date of sale. Previously, such impairment write-downs were excluded from FFO.

Alexandria Real Estate Equities, Inc. and Subsidiaries

Supplemental Financial Information

(Unaudited)
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                               Quarterly Supplemental Financial Information
                                                                          For the Three Months Ended
                                                      12/31/2003   9/30/2003     6/30/2003    3/31/2003   12/31/2002
Operational data                                      -----------  -----------  -----------  -----------  -----------
Breakdown of revenues from continuing operations (a)
   Rental income                                     $    32,686       31,258       31,248       31,222       29,989
   Tenant recoveries                                       7,645        8,122        7,830        8,479        8,182
   Other income                                              648          705          377          338          513
                                                      -----------  -----------  -----------  -----------  -----------
   Total                                             $    40,979       40,085       39,455       40,039       38,684
                                                      ===========  ===========  ===========  ===========  ===========

Funds from operations per share - diluted (b) (c)    $      1.08         1.06         1.05         1.04         0.97
Dividends per share on common stock                  $      0.58         0.56         0.53         0.53         0.50
Dividend payout ratio (common stock) (c)                    53.1%        52.6%        50.5%        50.8%        51.4%

                                                                                 As of
                                                      12/31/2003   9/30/2003     6/30/2003    3/31/2003   12/31/2002
Other data                                            -----------  -----------  -----------  -----------  -----------
Number of shares of common stock outstanding
   at end of period                                   19,264,023   19,161,756   19,058,773   19,006,223   18,973,957
Number of properties (d)
   Acquired/completed during period                            3           --           --            1            2
   Sold/reconstruction during period                          (1)          (1)          --           (2)          --
   Owned at end of period                                     89           87           88           88           89
Square feet (d)
   Acquired/completed during period                      215,824           --           --       51,340      158,336
   Sold/reconstruction during period                    (171,475)     (96,500)          --      (70,281)          --
   Owned at end of period                              5,668,895    5,624,546    5,721,046    5,721,046    5,739,987

                                                Annual Supplemental Financial Information
                                                                             For the Year Ended
                                                      12/31/2003   12/31/2002   12/31/2001   12/31/2000   12/31/1999
Operational data                                      -----------  -----------  -----------  -----------  -----------
Breakdown of revenues from continuing operations (a)
   Rental income                                     $   126,414      111,694       93,596       76,925       62,866
   Tenant recoveries                                      32,076       29,020       24,143       19,837       15,268
   Other income                                            2,068        1,557        3,122        3,360        1,399
                                                      -----------  -----------  -----------  -----------  -----------
   Total                                             $   160,558      142,271      120,861      100,122       79,533
                                                      ===========  ===========  ===========  ===========  ===========

Funds from operations per share - diluted (b) (c)    $      4.23         3.81         3.53         3.17         2.82
Dividends per share on common stock                  $      2.20         2.00         1.84         1.72         1.69
Dividend payout ratio (common stock) (c)                    51.8%        52.7%        52.3%        54.7%        60.1%

                                                                                As of
                                                      12/31/2003   12/31/2002   12/31/2001   12/31/2000   12/31/1999
Other data                                            -----------  -----------  -----------  -----------  -----------
Number of shares of common stock outstanding
   at end of period                                   19,264,023   18,973,957   15,548,356   15,548,356   13,745,622
Number of properties (d)
   Acquired/completed during period                            4            6            7           17            8
   Sold/reconstruction during period                          (4)          --           --           --           (1)
   Owned at end of period                                     89           89           83           76           59
Square feet (d)
   Acquired/completed during period                      267,164      427,077      453,090      829,737      470,575
   Sold/reconstruction during period                    (338,256)          --           --           --      (24,460)
   Owned at end of period                              5,668,895    5,739,987    5,312,910    4,859,820    4,030,083

  The historical results above exclude the results of assets held for sale which have been reflected as discontinued operations.
  The White Paper on Funds from Operations ("FFO") issued by the Board of Governors of the National Association of Real Estate Investment Trusts in April 2002 defines FFO as net income, computed in accordance with generally accepted accounting principles, excluding gains or (losses) from sales, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. See page 5 for a reconciliation of FFO for the current quarter to net income, the most directly comparable GAAP financial measure.
  Amount or percentage for the period ended December 31, 2002 has been adjusted from that previously reported. See page 5 for a description of certain modifications to FFO from previously reported amounts.
  Includes assets held for sale during the applicable periods such assets were held for sale.

Alexandria Real Estate Equities, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                        December 31,  December 31,
                                                            2003          2002
                                                        ------------  ------------
Assets

  Rental properties, net                               $    982,297  $    976,422
  Properties under development                              153,379        68,386
  Cash and cash equivalents                                   4,985         3,790
  Tenant security deposits and other restricted cash         11,057         8,020
  Tenant receivables                                          1,969         2,641
  Deferred rent                                              31,503        26,063
  Investments                                                47,126        39,650
  Other assets                                               40,261        34,271
                                                        ------------  ------------
     Total assets                                      $  1,272,577  $  1,159,243
                                                        ============  ============

Liabilities and stockholders' equity
  Secured notes payable                                $    320,007  $    276,878
  Unsecured line of credit and unsecured term loan          389,000       338,000
  Accounts payable, accrued expenses and tenant
   security deposits                                         43,408        47,118
  Dividends payable                                          13,027        11,394
                                                        ------------  ------------
     Total liabilities                                      765,442       673,390

     Total stockholders' equity                             507,135       485,853
                                                        ------------  ------------
       Total liabilities and stockholders' equity      $  1,272,577  $  1,159,243
                                                        ============  ============

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Debt
December 31, 2003
(Dollars in thousands)
(Unaudited)

Principal Amortization/Maturities (1)
         Year              Amount
-----------------------  -----------
         2004           $     9,415 (2)
         2005                28,370 (3)
         2006                25,571
         2007                15,123
         2008                37,859
      Thereafter            203,417
                         -----------
       Subtotal             319,755
  Unamortized Premium           252
                         -----------
         Total          $   320,007
                         ===========

Secured and Unsecured Debt Analysis

                                          Weighted Average    Weighted
                                    % of     Effective         Average
                       Balance     Balance Interest Rate      Maturity
                     -----------   ------- --------------    -----------
Secured Debt        $   320,007     45.13%         7.06%      6.9 Years
Unsecured Debt          389,000 (4) 54.87%         2.64% (4)  3.6 Years
                     -----------   ------- --------------    -----------
Total Debt          $   709,007    100.00%         4.63%      5.1 Years
                     ===========   ======= ==============    ===========

Floating and Fixed Rate Debt Analysis

                                          Weighted Average   Weighted
                                    % of     Effective        Average
                       Balance     Balance Interest Rate     Maturity
                     -----------   ------- --------------   -----------
Fixed Rate Debt     $   297,487     41.96%         7.37%     7.3 Years
Floating Rate Debt      411,520 (4) 58.04%         2.65% (4) 3.5 Years
                     -----------   ------- --------------   -----------
Total Debt          $   709,007    100.00%         4.63%     5.1 Years
                     ===========   ======= ==============   ===========
  Excludes the line of credit
  Of this amount, $3,342,000 represents the outstanding balance of a loan maturing in August 2004 which will be paid down with proceeds from our unsecured line of credit.
  Of this amount, $22,520,000 represents the outstanding balance on a loan related to a property developed in the San Francisco Bay market, which has a maturity of January 2005, and may be extended, at the borrower's option, for an additional year.
  A portion of our floating rate debt is hedged by existing swap agreements (see page 9). The interest rate on floating rate debt shown above does not reflect the impact of such swap agreements.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Interest Rate Swap Agreements (1)
December 31, 2003
(Dollars in thousands)
(Unaudited)

                                        Notional    Interest
Transaction Dates   Effective Dates     Amounts     Pay Rates   Termination Dates
------------------ ------------------  ---------- ------------  -----------------
Hedges for Unsecured Line of Credit

March 2002         December 31, 2002  $   50,000     5.364%     December 31, 2004

July 2002          January 1, 2003    $   25,000     3.855%     June 30, 2005

July 2002          January 1, 2003    $   25,000     3.865%     June 30, 2005

December 2002      January 2, 2003    $   25,000     3.285%     June 30, 2006

December 2002      January 2, 2003    $   25,000     3.285%     June 30, 2006

November 2002      June 1, 2003       $   25,000     3.115%     December 31, 2005

November 2002      June 1, 2003       $   25,000     3.155%     December 31, 2005

   Effective at December 31, 2003     $  200,000
      ---------
Hedges for Unsecured Term Loan

December 2003      December 31, 2003  $   50,000     1.53%      December 31, 2004

December 2003      December 31, 2004  $   50,000     3.00%      December 30, 2005

December 2003      December 30, 2005  $   50,000     4.15%      December 29, 2006

December 2003      December 29, 2006  $   50,000     5.09%      October 31, 2008

   Effective at December 31, 2003     $   50,000
     ---------

Total Interest Rate Swap Agreements in
Effect at December 31, 2003           $  250,000
      =========
  For all interest rate swap agreements, interest is received based on one month LIBOR.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Operating Portfolio
December 31, 2003
(Dollars in thousands)

                                Number of   Rentable    Annualized  Occupancy
                               Properties  Square Feet  Base Rent  Percentages(1)
                               ----------- -----------  ---------- --------------
Markets
California - Pasadena                   1      31,343  $      393        45.8%(2)
California - San Diego                 23   1,027,546      28,988        94.9%
California - San Francisco Bay         10     642,578      19,918       100.0%
Eastern Massachusetts                   9     598,894      21,247        88.3%
New Jersey/Suburban Philadelph          6     346,919       6,251       100.0%
Southeast                               5     259,414       3,778        74.1%(2)
Suburban Washington D.C.               20   1,552,238      27,033        94.0%(3)
Washington - Seattle                    5     439,964      16,165        99.8%
                               ----------- -----------  ---------- --------------
Total                                  79   4,898,896  $  123,773        93.9%(3)
                               =========== ===========  ========== ==============
  Excludes occupancy at properties under full or partial redevelopment.
  All, or substantially all, of the vacant space is office or warehouse space.
  Includes one office property classified as held for sale and included in discontinued operations as of December 31, 2003. Excluding this property, which was under a binding sales contract as of December 31, 2003, the average occupancy percentage for the Suburban Washington D.C. market is 96.4% and the average total occupancy percentage is 94.6%.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Same Property Comparisons
(Dollars in thousands)
(Unaudited)

                                   GAAP Basis    (1)                   Cash Basis  (1)
                         --------------------------------    -------------------------------
                                   Quarter Ended                       Quarter Ended
                         ----------  ---------- ---------    ----------  ---------- --------
                          12/31/03    12/31/02  % Change      12/31/03    12/31/02  % Change
                         ----------  ---------- ---------    ----------  ---------- --------

Revenue (2)             $   31,867  $   31,695       0.5%   $   31,080  $   30,502      1.9%
Operating expenses           6,374       6,676      -4.5%        6,374       6,676     -4.5%
Revenue less             ----------  ---------- ---------    ----------  ---------- --------
operating expenses      $   25,493  $   25,019       1.9%   $   24,706  $   23,826      3.7%
                         ==========  ========== =========    ==========  ========== ========

                                   GAAP Basis    (1)                   Cash Basis  (1)
                         --------------------------------    -------------------------------
                                   Year Ended                          Year Ended
                         ----------  ---------- ---------    ----------  ---------- --------
                          12/31/03    12/31/02  % Change      12/31/03    12/31/02  % Change
                         ----------  ---------- ---------    ----------  ---------- --------

Revenue (2)             $  107,288  $  104,884       2.3%   $  105,008  $  101,723      3.2%
Operating expenses          22,335      21,464       4.1%       22,335      21,464      4.1%
Revenue less             ----------  ---------- ---------    ----------  ---------- --------
operating expenses      $   84,953  $   83,420       1.8%   $   82,673  $   80,259      3.0%
                         ==========  ========== =========    ==========  ========== ========

NOTE: This summary represents operating data for all properties that were owned and fully operating for the entire periods presented (the "Fourth Quarter Same Properties" for the Quarterly periods and "2003 Same Properties" for the full year).

  Revenue less operating expenses computed under GAAP is total revenue associated with the Fourth Quarter Same Properties and the 2003 Same Properties, as applicable, (excluding lease termination fees, if any) less property operating expenses. Under GAAP, rental revenue is recognized on a straight-line basis over the respective lease terms. Revenue less operating expenses on a cash basis is total revenue associated with the Fourth Quarter Same Properties and the 2003 Same Properties, as applicable, (excluding lease termination fees, if any) less property operating expenses, adjusted to exclude the effect of straight-line rent adjustments required by GAAP. Straight-line rent adjustments for the quarter ended December 31, 2003 and 2002 for the Fourth Quarter Same Properties were $787,000 and $1,193,000, respectively. Straight-line rent adjustments for the year ended December 31, 2003 and 2002 for the 2003 Same Properties were $2,280,000 and $3,161,000, respectively. We believe that revenue less operating expenses on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates non-cash adjustments to rental revenue.
  Fees received from tenants in connection with termination of their leases, if any, are excluded from revenue in the Same Property Comparison.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Leasing Activity
For the Quarter Ended December 31, 2003

                                                                         Rental    TI's/Lease   Average
                                 Number    Square   Expiring     New      Rate     Commissions   Lease
                                of Leases  Footage    Rates     Rates   Changes     Per Foot     Terms
                                --------- --------- --------- --------- --------   ----------- ---------
Leasing Activity

  Lease Expirations
    Cash Basis                        37   386,835   $25.01      --        --          --         --
    GAAP Basis                        37   386,835   $23.73      --        --          --         --
  Renewed / Releasable Space Leased
    Cash Basis                        14   234,600   $26.41    $25.86    -2.1%       $11.36     6.0 years
    GAAP Basis                        14   234,600   $25.03    $26.85     7.3%       $11.36     6.0 years
  Month-to-Month Leases In Effect
    Cash Basis                        17    64,510   $19.78    $20.04     1.3%         --         --
    GAAP Basis                        17    64,510   $19.73    $20.04     1.6%         --         --
  Redeveloped/Developed/
  Vacant Space Leased
    Cash Basis                        12   130,956     --      $19.08      --         $9.09    4.6 Years
    GAAP Basis                        12   130,956     --      $21.43      --         $9.09    4.6 Years

Leasing Activity Summary

  Excluding Month-to-Month Leases
    Cash Basis                        26   365,556     --      $23.43      --          --         --
    GAAP Basis                        26   365,556     --      $24.91      --          --         --
  Including Month-to-Month Leases
    Cash Basis                        43   430,066     --      $22.92      --          --         --
    GAAP Basis                        43   430,066     --      $24.18      --          --         --

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Leasing Activity
For the Year Ended December 31, 2003

                                                                         Rental    TI's/Lease   Average
                                 Number    Square   Expiring     New      Rate     Commissions   Lease
                                of Leases  Footage    Rates     Rates   Changes     Per Foot     Terms
                                --------- --------- --------- --------- --------   ----------- ---------
Leasing Activity

  Lease Expirations
    Cash Basis                        76   882,564   $23.44      --        --          --         --
    GAAP Basis                        76   882,564   $22.80      --        --          --         --
  Renewed / Releasable Space Leased
    Cash Basis                        37   519,724   $24.32    $23.78    -2.2%  (1)   $5.76     4.1 Years
    GAAP Basis                        37   519,724   $23.60    $24.97     5.8%  (1)   $5.76     4.1 Years
  Month-to-Month Leases In Effect
    Cash Basis                        17    64,510   $19.95    $20.04     0.5%         --         --
    GAAP Basis                        17    64,510   $19.75    $20.04     1.5%         --         --
  Redeveloped/Developed/
  Vacant Space Leased
    Cash Basis                        29   265,366     --      $22.43      --         $6.40    4.5 Years
    GAAP Basis                        29   265,366     --      $23.77      --         $6.40    4.5 Years

Leasing Activity Summary

  Excluding Month-to-Month Leases
    Cash Basis                        66   785,090     --      $23.32      --          --         --
    GAAP Basis                        66   785,090     --      $24.56      --          --         --
  Including Month-to-Month Leases
    Cash Basis                        83   849,600     --      $23.07      --          --         --
    GAAP Basis                        83   849,600     --      $24.22      --          --         --
  Excluding a lease for 21,316 square feet in the San Francisco Bay market, rental rates for renewed or released space were on average 2.5% higher than expiring rates on a Cash Basis and 9.7% higher than expiring rates on a GAAP Basis.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Lease Expirations
December 31, 2003

                         Square   Percentage of  Annualized Base
Year of   Number of    Footage of   Aggregate    Rent of Expiring
  Lease     Leases      Expiring  Portfolio Lease  Leases (per
Expiration Expiring      Leases    Square Feet     square foot)
--------- ----------   ---------- -------------- ----------------

  2004           67 (1)  614,052           12.3%          $21.30
  2005           28      318,596            6.4%          $28.00
  2006           34      809,876           16.2%          $24.21
  2007           15      340,068            6.8%          $24.16
  2008           14      391,070            7.8%          $29.10
  Includes 20 month-to-month leases for approximately 65,000 square feet.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Properties Under Development
December 31, 2003

	Estimated	Total
	In-Service	Rentable
Markets	Dates	Square Footage

California - San Diego	4Q04	45,000
Southeast	1Q05	96,000
Suburban Washington D.C.	2Q04	95,000
Suburban Washington D.C.	1Q05	73,000
Washington - Seattle	3Q04	165,000
Total		474,000 (1)

  Properties under development are ground-up development projects of office/laboratory facilities. As required under GAAP, interest is being capitalized on these projects, as activities are ongoing to bring the assets to their intended use.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Properties Under Redevelopment (1)
December 31, 2003

	Estimated	Total Rentable	Total Square
	In-Service	Square Footage	Footage Being
Markets	Dates	of Property	Redeveloped

California - San Francisco Bay	Various	153,837	35,515
California - San Francisco Bay	Various	98,964	21,316
California - San Francisco Bay	3Q04	32,074	11,000
Eastern Massachusetts	1Q04	40,000	40,000
Eastern Massachusetts	4Q04	96,150	66,540
Eastern Massachusetts	4Q04	51,340	51,340
Southeast	Various	119,916	42,912
Suburban Washington D.C.	1Q05	131,415	67,709
Washington - Seattle	TBD	46,303	22,656
Total		769,999	358,988 (2)

  Average occupancy for properties under full or partial redevelopment as of December 31, 2003 was approximately 53.4% and is not included in the occupancy of the operating portfolio.
  The Company's redevelopment program involves activities necessary for the permanent change of use of applicable redevelopment space to office/laboratory space. For properties undergoing redevelopment, the entire property is excluded from the operating portfolio and related statistics (e.g. occupancy information, same property performance). As required under GAAP, interest is capitalized on redevelopment properties on the basis allocable only to the portion undergoing redevelopment.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Capital Costs
For the Year Ended December 31, 2003
(Dollars in thousands)

Property-related capital expenditures (1)	$ 2,485
Leasing costs (2)	$ 864
Property-related redevelopment costs (3)	$ 50,815
Property-related development costs	$ 41,996
Purchase of property under development	$ 36,332
Purchase of rental property (4)	$ 48,729

  Property-related capital expenditures include all capital expenditures except capital expenditures that are recoverable from tenants, revenue-enhancing capital expenditures or costs related to the redevelopment of a property. Capital expenditures fluctuate in any given period due to the nature, extent or timing of improvements required and the extent to which they are recoverable from tenants. Approximately 91% of our leases (based on rentable square feet) provide for the recapture of certain capital expenditures (such as HVAC systems maintenance and/or replacement, roof replacement and parking lot resurfacing). In addition, we implement an active preventative maintenance program at each of our properties to minimize capital expenditures.
  Leasing costs consist of tenant improvements and leasing commissions related to leasing of acquired vacant space and second generation space. Leasing costs exclude tenant improvements that are revenue-enhancing.
  Includes certain capital expenditures recoverable from tenants of approximately $2,768,000.
  Purchase amount includes the assumption of a secured note payable of approximately $3,384,000.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Conference Call Information
For Fourth Quarter and Year Ended December 31, 2003

Alexandria Real Estate Equities, Inc. will be hosting a conference call to discuss its operating and financial results for the fourth quarter and year ended December 31, 2003:

Date: February 12, 2004

Time: 3:00 P.M. Eastern Standard Time

Phone Number: (913) 981-5508

Confirmation Code: 334073